UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

VACCITECH PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vaccitech plc

The Schrödinger Building

Heatley Road

The Oxford Science Park

Oxford OX4 4GE

United Kingdom

(Address of principal executive offices, including zip code)

+44 (0) 1865 818 808

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	VACC	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 7.01	Regulation FD Disclosure.

On June 22, 2022, Vaccitech plc (the “Company,” “we,” or “us”) issued a press release to announce an update to the interim analysis of safety and efficacy data from the HBV002 study (NCT04778904). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 22, 2022, the Company announced an update to the interim analysis of safety and efficacy data from the HBV002 study (NCT04778904), which is being presented as a poster at the 2022 EASL International Liver CongressTM. The updated analysis, which now includes 39 patients with three-months of follow up, shows that VTP-300 as a monotherapy or in combination with low-dose nivolumab was administered with no treatment-related serious adverse events and two patients with mild, rapidly resolving transaminitis. Meaningful and durable reductions of HBsAg were seen in some patients who received VTP-300 as either a monotherapy or in combination with a single low dose of nivolumab at the booster dose. Declines were most prominent in patients with lower baseline HBsAg. In all patients who had a HBsAg decline greater than 0.5 log10, the reductions of HBsAg were durable until the last measurement (up to eight months after the last dose). A robust T cell response against all encoded antigens, measured by overnight stimulation, was observed following VTP-300 administration, notable for marked CD8+ T cell predominance. Enrollment in the HBV002 study is complete with 55 patients enrolled. An updated interim analysis for all patients at the six month follow-up timepoint is expected at the end of 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by Vaccitech plc, dated June 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccitech plc

Date: June 29, 2022	By:	/s/ William Enright
William Enright
Chief Executive Officer